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                                                                     EXHIBIT 4.1

                            ARTICLES OF AMENDMENT OF
                         THE THIRD AMENDED AND RESTATED
                            ARTICLES OF INCORPORATION
                                       OF
                                 SYNQUEST, INC.

         SynQuest, Inc., a corporation organized and existing under the laws of the State of Georgia (the "Corporation"), hereby certifies as follows:

         1.  The name of the Corporation is SynQuest, Inc.

         2. The Corporation's Third Amended and Restated Articles of Incorporation are amended by removing Article V in its entirety, and replacing it with the following:

                                   "ARTICLE V.

                  (a) The aggregate number of shares which the Corporation shall have the authority to issue shall be as follows:

                           (i) 100,000,000 shares of common stock, $0.01 par value (the "Common Stock"), such shares to have such rights as are enumerated in Article VI of these Articles of Incorporation;

                           (ii) 14,850,279 shares of preferred stock, $0.01 par value (the "Preferred Stock"); and

                           (iii) 13,200,000 shares of Preferred Stock which shall be designated as Series A Convertible Preferred Stock, $0.01 par value (the "Series A Preferred Stock"), such series to have such rights, preferences and limitations as are hereinafter enumerated under the heading "SERIES A CONVERTIBLE PREFERRED STOCK" in this Article V.

                  (b) Subject to the limitations and in the manner provided by law, shares of Preferred Stock may be issued from time to time in series. In addition to the Series A Convertible Preferred Stock established and designated in these Articles of Incorporation, as amended, the Board of Directors of the Corporation is hereby empowered and authorized to establish and designate additional series, to fix the number of shares constituting each such additional series, and to fix the designations and the relative rights, preferences and limitations of the shares of each such additional series in accordance with Section 14-2-602 of the Georgia Business Corporation Code. In such regard, the Board of Directors of the Corporation is expressly authorized, at any time, by adopting resolutions providing for the issuance of, or providing for a change in the number of, shares of any particular series of Preferred Stock and, if and to the extent from time to time required by law, by filing a certificate of amendment which is effective without shareholder action to increase or decrease the number of shares included in each series of



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         Preferred Stock, but not below the number of shares then issued, and to set or change in any one or more respects the designations, preferences, conversions or other rights, voting powers, restrictions, limitations as to dividends, qualifications, or terms and conditions of redemption relating to the shares of each such series. Notwithstanding the foregoing, the Board of Directors of the Corporation shall not be authorized to change the right of holders of the Common Stock of the Corporation to vote one vote per share on all matters submitted for shareholder action.

                  (c) The rights, preferences, privileges, restrictions and other matters relating to the Series A Preferred Stock are as follows:

                      SERIES A CONVERTIBLE PREFERRED STOCK

                  1. Dividends. The holders of shares of Series A Preferred Stock shall be entitled to receive, when, as and if declared by the Board of Directors, a seven percent (7%) cumulative dividend on the Original Issue Price (as defined below), prior to and in preference of any declaration or payment of any dividend to the holders of shares of Common Stock. The "Original Issue Price" of the Series A Preferred Stock shall be $2.50 per share. The Corporation may elect to pay such dividend, to the extent assets are legally available, in cash or in shares of Common Stock, par value $0.01 per share of the Corporation (the "Common Stock"). If the Corporation elects to declare and pay such dividend in shares of Common Stock, the value of each such share of Common Stock so issued shall be: (i) if such Common Stock is listed on a national securities exchange or national inter-dealer quotation system, then the market price of such share of Common Stock as of the close of trading on the date of declaration of such dividend; or (ii) if such Common Stock is not so listed on a national securities exchange or national inter-dealer quotation system, the fair market value of such share of Common Stock as determined by and in the good faith discretion of the Board of Directors on the date of declaration. Any amounts for which assets are not legally available shall be paid promptly as assets become legally available therefor. The dividends on the Series A Preferred Stock shall be cumulative and shall accrue daily on and after the date of original issuance of each share of Series A Preferred Stock (the "Original Issue Date"). For a period of two years following the Original Issue Date, the Corporation shall not declare or pay any dividends; provided however that dividends shall accrue during this period as set forth above.

                  2. Liquidation, Dissolution or Winding Up; Certain Mergers, Consolidations and Asset Sales.

                           (a) Treatment of Liquidation. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, distributions to the stockholders of the Corporation shall be made in the following manner:

                                    (i)      the holders of outstanding shares
                  of the Series A Preferred Stock then outstanding shall be entitled to be paid, ratably, out of the assets of the Corporation available for distribution, whether such assets are capital, surplus or earnings, an amount in cash equal to the greater of:


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                                    (A)      the amount of any liquidating
                  distribution or distributions the holders of the outstanding shares of Series A Preferred Stock would be entitled to receive from the Corporation upon any such liquidation, dissolution or winding up if such shares had been converted into Common Stock immediately prior to such event in accordance with Section 4 hereof; and

                                    (B)      the lesser of (1) ninety two
                  percent (92%) of any assets available for distribution to shareholders and (2) an amount equal to the Original Issue Price per share (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization affecting the number of issued and outstanding shares of Series A Preferred Stock), plus any accrued but unpaid dividends on the Series A Preferred Stock, plus any additional amount necessary to provide the holders of the outstanding shares of the Series A Preferred Stock with an overall internal rate of return, compounded annually, on the Original Issue Price per share of fifteen percent (15%) per annum, taking into account any dividends previously declared and paid on the Series A Preferred Stock, calculated from the Original Issue Date (the "Series A Liquidation Preference");

                           (ii) the holders of shares of the Common Stock then outstanding shall be entitled to be paid, ratably, out of the assets of the Corporation available for distribution, whether such assets are capital, surplus or earnings, an amount in cash equal to:

                                    (A)      in the event the outstanding shares
                  of Series A Preferred Stock receive a liquidating distribution or distributions pursuant to Section 2(a)(i)(A) above, then the holders of the Common Stock shall be entitled to share ratably with the holders of the outstanding shares of Series A Preferred Stock in any such distribution or distributions, as if such outstanding shares of Series A Preferred Stock had been converted into Common Stock immediately prior to such liquidation, dissolution or winding up in accordance with
                  Section 4 hereof; or

                                    (B)      in the event the outstanding shares
                  of Series A Preferred Stock receive a liquidating distribution or distributions pursuant to Section 2(a)(i)(B) above, the greater of (1) eight percent (8%) of any assets available for distribution to shareholders and (2) the entire amount of such assets available for distribution minus an amount equal to the Series A Liquidation Preference.

                  (b) Treatment of Reorganizations, Consolidations, Mergers, Etc. In any merger or consolidation in which the Corporation is a constituent party (except any such merger or consolidation involving the Corporation in which the holders of capital stock of the corporation immediately prior to such merger or consolidation continue to

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hold immediately following such merger or consolidation at least fifty percent
(50%) by voting power of the capital stock of (1) the surviving or resulting corporation or (2) if the surviving or resulting corporation is a wholly-owned subsidiary of another corporation immediately following such merger or consolidation, the parent corporation of such resulting or surviving corporation), the sale, conveyance, mortgage, pledge or lease of all or substantially all of the assets of the Corporation or any transaction or series of transactions requiring approval of the Board of Directors in which a majority of the voting capital of the Corporation is transferred (except for a Qualified Public Offering, as defined in Section 5(a) hereof):


                           (i) the holders of shares of the Series A Preferred Stock then outstanding shall be entitled to be paid an amount of consideration for their shares of Series A Preferred Stock, in cash, securities or other property to be delivered in such transaction, equal to the greater of:


                                    (A)      the amount of any consideration
                  that the holders of the outstanding shares of Series A Preferred Stock would be entitled to receive from the Corporation in such transaction if such shares had been converted into Common Stock immediately prior to such event in accordance with Section 4 hereof; and


                                    (B)      the lesser of (1) ninety two
                  percent (92%) of any such consideration and (2) an amount equal to the Original Issue Price per share (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization affecting the number of issued and outstanding shares of Series A Preferred Stock), plus any accrued but unpaid dividends on the Series A Preferred Stock, plus any additional amount necessary to provide the holders of the outstanding shares of the Series A Preferred Stock with an overall internal rate of return, compounded annually, on the Original Issue Price per share of fifteen percent (15%) per annum, taking into account any dividends previously declared and paid on the Series A Preferred Stock, calculated from the Original Issue Date (the "Series A Transaction Amount"), and


                           (ii) the holders of shares of the Common Stock then outstanding shall be entitled to be paid an amount of consideration for their shares, in cash, securities or other property to be delivered in such transaction, equal to:


                                    (A)      in the event the outstanding shares
                  of Series A Preferred Stock receive consideration pursuant to
                  Section 2(b)(i)(A)

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                  above, then the holders of the Common Stock shall be entitled to share ratably with the holders of the outstanding shares of Series A Preferred Stock in any such consideration, as if such outstanding shares of Series A Preferred Stock had been converted into Common Stock immediately prior to such transaction in accordance with Section 4 hereof; or

                                    (B)      in the event the outstanding shares
                  of Series A Preferred Stock receive consideration pursuant to
                  Section 2(b)(i)(B) above, the greater of (1) eight percent (8%) of such consideration and (2) the entire amount of such consideration minus an amount equal to the Series A Transaction Amount.

         3.       Voting.

                  (a) Each holder of outstanding shares of Series A Preferred Stock shall be entitled to the number of votes equal to the number of whole shares of Common Stock into which the shares of Series A Preferred Stock held by such holder are then convertible, as adjusted from time to time pursuant to Section 4 hereof, at each meeting of shareholders of the Corporation, and written actions of shareholders in lieu of meetings, with respect to any and all matters presented to the shareholders of the Corporation for their action or consideration. Except as provided by law or by the provisions establishing any other series of Preferred Stock, the holders of the Series A Preferred Stock shall vote together with the holders of Common Stock as a single class on any actions to be taken by the shareholders of the Corporation.

                  (b) So long as any shares of Series A Preferred Stock are outstanding, the Corporation shall not amend, alter, repeal or eliminate, through amendment of these Articles of Incorporation or this Certificate of Designations or by merger or otherwise, the preferences, special rights or other powers of the Series A Preferred Stock so as to affect adversely the Series A Preferred Stock without the written consent or affirmative vote of the holders of not less than seventy-five percent (75%) of the then outstanding shares of Series A Preferred Stock, given in writing or by vote at a meeting, consenting or voting, as the case may be, separately as a class. For this purpose, without limiting the generality of the foregoing, the authorization or issuance of any shares of capital stock with preference or priority over or on parity with the Series A Preferred Stock as to the right to receive either dividends or amounts distributable upon liquidation, dissolution or winding up of the Corporation shall be deemed to affect adversely the Series A Preferred Stock.

         4. Optional Conversion. The holders of the Series A Preferred Stock shall have voluntary conversion rights (the "Conversion Rights") as follows:

                  (a) Right to Convert. Each share of Series A Preferred Stock shall be convertible, at the option of the holder thereof, at any time and from time to time, and without the payment of additional consideration by the holder thereof, into such number (the "Conversion Rate") of fully paid and nonassessable shares of Common Stock as is determined by dividing (i) the Original Issue Price of such share of Series A Preferred

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Stock by (ii) the Conversion Price, as defined below, in effect at the time of conversion. In addition, upon the conversion of shares of Series A Preferred Stock into shares of Common Stock pursuant to this Section 4(a) or into shares of such other securities or property as is contemplated by the provisions of this Section 4, the holder of each share of Series A Preferred Stock so converted shall be entitled, before any other distributions are made to any holders of the capital stock of the Corporation, to receive payment of any accrued but unpaid dividends as to such converted share. The form of such dividend payment shall be at the option of the Corporation and shall consist of either (i) a cash payment equal to all accrued and unpaid dividends up to the Conversion Date, as defined below or (ii) such number of shares of Common Stock as is equal to the quotient of (A) the amount of all accrued and unpaid dividends up to the Conversion Date divided by (B) the lesser of (y) the fair market value of the Common Stock as determined by and in the good faith discretion of the Board of Directors or (z) the Conversion Price in effect at the time of conversion. The "Conversion Price" shall initially be the Original Issue Price. The initial Conversion Price, and the rate at which shares of Series A Preferred Stock may be converted into shares of Common Stock, shall be subject to adjustment as provided below.

                  (b) Fractional Shares. No fractional shares of Common Stock or other securities shall be issued upon conversion of the Series A Preferred Stock. In lieu of any fractional shares to which the holder would otherwise be entitled, the Corporation shall pay cash equal to such fraction multiplied by the then effective Conversion Price.

                  (c)      Mechanics of Conversion.

                           (i) In order for a holder of Series A Preferred Stock to convert shares of Series A Preferred Stock into shares of Common Stock, such holder shall surrender the certificate or certificates for such shares of Series A Preferred Stock, at the office of the transfer agent for the Series A Preferred Stock, or at the principal office of the Corporation if the Corporation serves as its own transfer agent, together with an irrevocable written notice that such holder elects to convert all or any number of the shares of Series A Preferred Stock represented by such certificate or certificates. Such notice shall state such holder's name or the names of the nominees in which such holder wishes the certificate or certificates for shares of Common Stock to be issued. If required by the Corporation, certificates surrendered for conversion shall be endorsed or accompanied by a written instrument or instruments of transfer, in form satisfactory to the Corporation, duly executed by the registered holder or his or its attorney duly authorized in writing. The date of receipt of such certificates and notice by the transfer agent, or by the Corporation if the Corporation serves as its own transfer agent, shall be the conversion date (the "Conversion Date"). The Corporation shall, as soon as practicable after the Conversion Date, issue and deliver at such office to such holder of Series A Preferred Stock, or to his or its nominees, a certificate or certificates for the number of shares of Common Stock or such other securities or property as is contemplated by the provisions of this Section 4 to which such holder shall be entitled, together with cash in lieu of any fraction of a

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         share as set forth in Section 4(b) and payment of any accrued and unpaid dividends up to the Conversion Date with respect to each share of Series A Preferred Stock so converted as provided by Section 4(a) above.

                           (ii) The Corporation shall, at all times when the Series A Preferred Stock shall be outstanding, reserve and keep available out of its authorized but unissued shares, for the purpose of effecting the conversion of the Series A Preferred Stock, such number of its duly authorized shares of Common Stock as shall from time to time be sufficient to effect the conversion of all then outstanding Series A Preferred Stock. Before taking any action which would cause an adjustment reducing the Conversion Price below the then par value of the shares of Common Stock issuable upon conversion of the Series A Preferred Stock, the Corporation will take any corporate action which may, in the opinion of its counsel, be necessary in order that the Corporation may validly and legally issue fully paid and nonassessable shares of Common Stock, or of such other securities as is contemplated by the provisions of this Section 4, at such adjusted Conversion Price.

                           (iii) Upon any conversion, no adjustment to the Conversion Price shall be made for any accrued but unpaid dividends on the Series A Preferred Stock surrendered for conversion or on the Common Stock or such other securities or property delivered upon conversion.

                           (iv) All shares of Series A Preferred Stock which shall have been surrendered for conversion as herein provided shall no longer be deemed to be outstanding and all rights with respect to such shares, including the rights, if any, to receive notices and to vote, shall immediately cease and terminate on the Conversion Date, except only the right of the holders thereof to receive (A) shares of Common Stock or such other securities or property as is contemplated by the provisions of this Section 4 in exchange therefor, (B) cash in lieu of any fraction of a share as set forth in Section 4(b) and (C) payment of any dividends accrued but unpaid thereon as set forth in Section 4(a). Any shares of Series A Preferred Stock so converted shall be retired and cancelled and shall not be reissued, and the Corporation, without the need for shareholder action, may from time to time take such appropriate action as may be necessary to reduce the authorized number of shares of Series A Preferred Stock accordingly.

                           (v) The Corporation shall pay any and all issue and other taxes that may be payable in respect of any issuance or delivery of shares of Common Stock or other securities or property upon conversion of shares of Series A Preferred Stock pursuant to this
         Section 4. The Corporation shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of shares of Common Stock or such other securities in a name other than that in which the shares of Series A Preferred Stock so converted were registered, and no such issuance or delivery shall be made unless and until the person or entity requesting such issuance has paid to the

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         Corporation the amount of any such tax or has established, to the satisfaction of the Corporation, that such tax has been paid.

                  (d) Adjustment for Stock Splits and Combinations. If the Corporation shall at any time or from time to time after Original Issue Date effect a subdivision of the outstanding Common Stock, the Conversion Price then in effect immediately before that subdivision shall be proportionately decreased. If the Corporation shall at any time or from time to time after the Original Issue Date combine the outstanding shares of Common Stock, the Conversion Price then in effect immediately before the combination shall be proportionately increased. Any adjustment under this paragraph shall become effective at the close of business on the date the subdivision or combination becomes effective.

                  (e) Adjustment for Certain Dividends and Distributions. In the event the Corporation at any time, or from time to time after the Original Issue Date, shall make or issue a dividend or other distribution payable in additional shares of Common Stock, then and in each such event the Conversion Price then in effect immediately before such event shall be decreased as of the time of such issuance by multiplying the Conversion Price then in effect by a fraction:

                           (i) the numerator of which shall be the total number of shares of Common Stock actually issued and outstanding immediately prior to the time of such issuance, and

                           (ii) the denominator of which shall be the total number of shares of Common Stock actually issued and outstanding immediately prior to the time of such issuance plus the number of shares of Common Stock issuable in payment of such dividend or distribution to the holders of Common Stock; provided, however, that no such adjustment shall be made if the holders of Series A Preferred Stock simultaneously receive (i) a dividend or other distribution of shares of Common Stock in a number equal to the number of shares of Common Stock that they would have received if all outstanding shares of Series A Preferred Stock had been converted into Common Stock immediately prior to such event or (ii) a dividend or other distribution of shares of Series A Preferred Stock which are convertible, as of the date of such event, into such number of shares of Common Stock as is equal to the number of additional shares of Common Stock being issued with respect to each share of Common Stock in such dividend or distribution.

                  (f) Adjustments for Other Dividends and Distributions. In the event the Corporation at any time or from time to time after the Original Issue Date shall make or issue a dividend or other distribution payable in securities of the Corporation other than shares of Common Stock, then and in each such event provision shall be made so that the holders of Series A Preferred Stock shall receive upon conversion thereof in addition to the number of shares of Common Stock receivable thereupon, the amount of such securities of the Corporation that they would have received had the Series A

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Preferred Stock been converted into Common Stock immediately prior to such event and had they thereafter, during the period from the date of such event to and including the Conversion Date or Mandatory Conversion Date, as applicable, retained such securities receivable by them as aforesaid during such period, giving application to all adjustments called for during such period under this paragraph with respect to the rights of the holders of the Series A Preferred Stock; provided, however, that no such adjustment shall be made if the holders of Series A Preferred Stock simultaneously receive a dividend or other distribution of such securities in an amount equal to the amount of such securities as they would have received if all outstanding shares of Series A Preferred Stock had been converted into Common Stock immediately prior to such event.

                  (g) Adjustment for Reclassification, Exchange, or Substitution. If the Common Stock issuable upon the conversion of the Series A Preferred Stock shall be changed into the same or a different number of shares of any class or classes of shares, whether by capital reorganization, reclassification, or otherwise, other than a subdivision or combination of shares or stock dividend provided for above, or a reorganization, merger, consolidation, or sale of assets provided for below, then and in each such event the holder of each such share of Series A Preferred Stock shall have the right thereafter to convert such share into the kind and amount of shares of stock and other securities and property receivable, upon such reorganization, reclassification, or other change, by holders of the number of shares of Common Stock into which such share of Series A Preferred Stock could have been converted immediately prior to such reorganization, reclassification, or change, all subject to further adjustment as provided herein.

                  (h) Adjustment for Merger or Reorganization, etc. In case of any consolidation or merger of the Corporation with or into another corporation or the sale of all or substantially all of the assets of the Corporation to another corporation, other than a consolidation, merger or sale in which consideration is distributed in accordance with Subsection 2(b), each share of Series A Preferred Stock shall thereafter be convertible, or shall be converted into a security which shall be convertible, into the kind and amount of shares of stock or other securities or property to which a holder of the number of shares of Common Stock of the Corporation deliverable upon conversion of such share of Series A Preferred Stock immediately prior to such event would have been entitled upon such consolidation, merger or sale; and, in such case, appropriate adjustment, as determined in good faith by the Board of Directors, shall be made in the application of the provisions in this Section 4 set forth with respect to the rights and interest thereafter of the holders of Series A Preferred Stock to the end that the provisions set forth in this Section 4, including provisions with respect to changes in and other adjustments of the Conversion Price, shall thereafter be applicable, as nearly as reasonably may be, in relation to any shares of stock or other property thereafter deliverable upon the conversion of the Series A Preferred Stock.

                  (i) No Impairment. The Corporation will not, by amendment of its Articles of Incorporation, or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed under this Section 4 by the Corporation, but will at all times in good faith assist in the carrying out of all the provisions of this Section 4 and in the taking of all such action as may be necessary or appropriate in order to protect the Conversion Rights of the holders of the Series A Preferred Stock against impairment.

                  (j) Certificate as to Adjustments. Upon the occurrence of each adjustment or readjustment of the Conversion Price pursuant to this Section 4, the Corporation at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof and furnish to each holder of Series A Preferred Stock a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Corporation shall, upon the written request at any time of any holder of Series A Preferred Stock, furnish or cause to be furnished to such holder a similar certificate setting forth (i) such adjustments and readjustments, (ii) the Conversion Price then in effect, (iii) the number of shares of Common Stock and the amount, if any, of other securities or property which then would be received upon the conversion of Series A Preferred Stock and
(iv) the amount of any accrued and unpaid dividends payable to holders of Series A Preferred Stock.

                  (k)      Notice of Record Date. In the event:

                           (i) that the Corporation declares a dividend, or any other distribution, on its Common Stock payable in Common Stock or other securities of the Corporation;

                           (ii) that the Corporation subdivides or combines its outstanding shares of Common Stock;

                           (iii) of any reclassification of the Common Stock of the Corporation, other than a subdivision or combination of its outstanding shares of Common Stock or a stock dividend or stock distribution thereon, or of any consolidation or merger of the Corporation into or with another corporation, or of the sale of all or substantially all of the assets of the Corporation, or of the transfer of a majority of the voting capital of the Corporation, other than a Qualified Public Offering, as defined in Section 5(a); or

                           (iv) of the involuntary or voluntary dissolution, liquidation or winding up of the Corporation;

                  then the Corporation shall use reasonable efforts to cause to be filed at its principal office or at the office of the transfer agent of the Series A Preferred Stock, and shall cause to be mailed to the holders of the Series A Preferred Stock at their last addresses as shown on the records of the Corporation or such transfer agent, at least ten days prior to the date specified in (A) below or twenty days before the date specified in (B) below, a notice stating

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                           (A)      the record date of such dividend,
                  distribution, subdivision or combination, or, if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, distribution, subdivision or combination are to be determined; or

                           (B) the date on which such reclassification, consolidation, merger, sale, dissolution, liquidation or winding up is expected to become effective, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their shares of Common Stock for securities or other property deliverable upon such reclassification, consolidation, merger, sale, dissolution or winding up; provided, however, that the failure of the Corporation to provide any notice required under this Section 4(k) after using reasonable efforts shall not be deemed a default, breach or violation of this Section 4(k).

         5.       Mandatory Conversion.

                  (a) Upon (i) the closing of the sale of shares of Common Stock, at a price to the public of at least $6.25 per share, subject to appropriate adjustment for stock splits, stock dividends, combinations and other similar recapitalizations affecting such shares of Common Stock after the initial issuance of such shares of Series A Preferred Stock, in a firm underwritten public offering (a "Qualified Public Offering") pursuant to an effective registration statement under the Securities Act of 1933, as amended, resulting in at least $25,000,000 of proceeds, after deducting underwriter discounts and commissions, to the Corporation, (ii) a vote of the holders of at least 66 2/3% of the Series A Preferred Stock to the effect that all such shares of Series A Preferred Stock shall be converted into shares of Common Stock, or
(iii) the close of trading on the first date on which the Common Stock has traded at a price per share of at least $10.00, subject to appropriate adjustment for stock splits, stock dividends, combinations and other similar recapitalizations affecting such shares of Common Stock, on at least 100 of the previous 120 consecutive trading days (each, a "Mandatory Conversion Date"), (x) all outstanding shares of Series A Preferred Stock shall automatically be converted into shares of Common Stock, at the then effective Conversion Rate,
(y) except in the case of a Qualified Public Offering, all accrued and unpaid dividends on shares of Series A Preferred Stock shall be paid, at the option of the Corporation, in either cash or Common Stock as described below in Section 5(b), and (z) the number of authorized shares of Preferred Stock shall be automatically reduced by the number of shares of Preferred Stock that had been designated as Series A Preferred Stock; provided, however, that no event or date described in (i), (ii) or (iii) herein shall constitute a Mandatory Conversion Date until the later of (A) a registration statement pursuant to which the holders of the Series A Preferred Stock may sell any and all shares of Common Stock issuable on conversion of the Series A Preferred Stock has been declared effective by the U.S. Securities and Exchange Commission, and (B) [November 15], 2003.

                  (b) The holders of record of shares of Series A Preferred Stock shall be given written notice of the Mandatory Conversion Date and the place designated for mandatory conversion of all such shares of Series A Preferred Stock pursuant to this Section 5. Such notice need not be given in advance of the occurrence of the Mandatory Conversion Date. Such notice shall be sent by first class or registered mail, postage prepaid, to each record holder of Series A Preferred Stock at such holder's address last shown on the records of the transfer agent for the Series A Preferred Stock, or the records of the Corporation, if it serves as its own transfer agent. Upon receipt of such notice, each holder of shares of Series A Preferred Stock shall surrender his or its certificate or certificates for all such shares to the Corporation at the place designated in such notice, and shall thereafter receive certificates for the number of shares of Common Stock to which such holder is entitled pursuant to this Section 5, cash in lieu of any fraction of a share as described in Section 4(b), and, except in the case of a Qualified Public Offering, payment of any accrued but unpaid dividends up to the Mandatory Conversion Date. The form of any such dividend payment shall, at the option of the Corporation, consist of either (i) a cash payment equal to all accrued and unpaid dividends up to the Mandatory Conversion Date or (ii) such number of shares of Common Stock as is equal to the quotient of (A) the amount of all accrued and unpaid dividends up to the Mandatory Conversion Date divided by (B) the lesser of (y) the fair market value of the Common Stock as determined by and in the good faith discretion of the Board of Directors or (z) the Conversion Price in effect at the time of conversion. On the Mandatory Conversion Date, all rights with respect to the Series A Preferred Stock so converted, including the rights, if any, to receive notices and vote, other than as a holder of Common Stock, will terminate, except only the rights of the holders thereof, upon surrender of their certificate or certificates therefor, to receive (i) certificates for the number of shares of Common Stock into which such Series A Preferred Stock has been converted, (ii) cash in lieu of any fraction of a share, and (iii) payment of any accrued but unpaid dividends on the Series A Preferred Stock. If so required by the Corporation, certificates surrendered for conversion shall be endorsed or accompanied by written instrument or instruments of transfer, in form satisfactory to the Corporation, duly executed by the registered holder or by his or its attorney duly authorized in writing. As soon as practicable after the Mandatory Conversion Date and the surrender of the certificate or certificates for Series A Preferred Stock, the Corporation shall cause to be issued and delivered to such holder, or on his or its written order, (i) a certificate or certificates for the number of full shares of Common Stock issuable on such conversion in accordance with the provisions hereof, (ii) cash as provided in Subsection 4(b) in respect of any fraction of a share of Common Stock otherwise issuable upon such conversion and (iii) payment of any accrued but unpaid dividends thereon.

                  (c) All certificates evidencing shares of Series A Preferred Stock which are required to be surrendered for conversion in accordance with the provisions hereof shall, from and after the Mandatory Conversion Date, be deemed to have been retired and cancelled and the shares of Series A Preferred Stock represented thereby converted into Common Stock for all purposes, notwithstanding the failure of the holder or holders thereof to surrender such certificates on or prior to such date. Such converted Series A Preferred Stock may not be reissued, and the Corporation may thereafter take such appropriate action, (without the need for stockholder action, as may be necessary to reduce the authorized number of shares of Series A Preferred Stock accordingly.


                  6. Redemption. The Series A Preferred Stock shall not be redeemable.

                  7. Waiver. Any of the rights of the holders of Series A Preferred Stock set forth herein may be waived by the affirmative vote or written consent of the holders of at least seventy-five percent (75%) of the shares of Series A Preferred Stock then outstanding.

                  8. Other Rights. The shares of Series A Preferred Stock shall not have any voting powers, preferences or relative, participating, optional or other special rights, or qualifications, limitations or restrictions thereof, other than as set forth herein or in the Articles of Incorporation of the Corporation or as required by Georgia law after giving effect to any limitations included herein or in the Articles of Incorporation that are permitted by such law.

         3. These Articles of Amendment were adopted by the Board of Directors of the Corporation on August 30, 2002.

         4. On November 15, 2002, the shareholders of the Corporation duly approved these Articles of Amendment in accordance with the provisions of
Section 14-2-1003 of the Georgia Business Corporation Code.

                                          SynQuest, Inc.

                                          By:     /s/ John Bartels
                                                -------------------------------

                                          Name:   John Bartels
                                                -------------------------------

                                          Title:  EVP
                                                -------------------------------